Exhibit 99.1

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

Chapter 11

In re:

Allegiance Telecom, Inc., et al.	03-13057 (RDD)
Debtor(s)	Case No.

MONTHLY OPERATING STATEMENT FOR THE PERIOD
FROM JULY 1, 2003 TO JULY 31, 2003

DEBTORS’ ADDRESS:                                                                     Allegiance Telecom, Inc.
Attn: Christine Kornegay
9201 North Central Expressway
Dallas, TX  75231

DEBTORS’ ATTORNEY:                                                           Kirkland & Ellis
Attn: Jonathan Henes
Citigroup Center
153 East 53rd Street
New York, NY 10022-4675

($ in thousands)

CONSOLIDATED MONTHLY DISBURSEMENTS:	$71,041

CONSOLIDATED MONTHLY OPERATING PROFIT (LOSS):	$(26,608)

The undersigned, having reviewed the attached report and being familiar with the Debtors’ financial affairs, verifies under penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

/s/ G. Clay Myers	August 29, 2003
G. Clay Myers Senior Vice President of Finance and Accounting	Date

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JULY 31, 2003
(in thousands)

ASSETS
Current Assets:
Cash and cash equivalents	$265,970
Short-term investments	500
Restricted short-term investments	1,821
Accounts receivable, net	128,098
Prepaid expenses and other current assets	21,979
Total current assets	418,368

Property and equipment, net	788,901
Deferred debt issuance costs, net	14,425
Long-term investments, restricted	6,881
Other assets, net	34,064

Total assets	$1,262,639

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$28,283
Accrued liabilities and other current liabilities	66,628
Total current liabilities	94,911

Liabilities Subject to Compromise:
Accounts payable and other claims	245,669
Senior secured credit facilities	472,714
Notes payable	642,843
Total liabilities subject to compromise	1,361,226

Long-term Liabilities:
Other long-term liabilities	7
Total long-term liabilities	7

Stockholders’ Deficit:
Preferred stock	—
Common stock	1,252
Common stock in treasury, at cost	(45)
Common stock warrants	1,857
Additional paid-in capital	1,805,401
Accumulated deficit	(2,001,970)
Total stockholders’ deficit	(193,505)
Total liabilities and stockholders’ deficit	$1,262,639

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
MONTH ENDED JULY 31, 2003
(in thousands)

Revenues	$63,832

Operating Expenses:
Network	32,471
Selling, general and administrative	30,640
Depreciation and amortization	22,789
Non-cash deferred compensation	219
Total operating expenses	86,119
Loss from operations	(22,287)

Other Income (Expense):
Interest income	190
Interest expense	(2,951)
Total other income (expense)	(2,761)
Net loss before reorganization items	(25,048)

Reorganization Items:
Professional fees	(1,414)
Other restructuring gains (losses)	(146)
Total reorganization items	(1,560)

Net Loss	$(26,608)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

MONTH ENDED JULY 31, 2003

(in thousands)

Cash flows from operating activities:
Net loss	$(26,608)
Adjustments to reconcile net loss to cash (used in) provided by operating activities—
Depreciation and amortization	22,789
Provision for uncollectible accounts receivable	1,593
Amortization of deferred debt issuance costs	116
Amortization of deferred compensation	219
Changes in assets and liabilities, net of effects of acquisitions—
Decrease in accounts receivable	1,415
Decrease in prepaid expenses and other current assets	951
Decrease in other assets	345
Decrease in accounts payable	(819)
Decrease in accrued liabilities and other current liabilities	(456)

Net cash used in operating activities before reorganization items	(455)

Cash flows from reorganization items:
Increase in liabilities subject to compromise	5,688
Net cash provided by operating activities	5,233

Cash flows from investing activities:
Purchases of property and equipment	(525)
Net cash used in investing activities	(525)

Cash flows from financing activities:
Reclassification of debt subject to compromise	(7,082)
Payments on capital lease obligations	(367)
Net cash used in financing activities	(7,449)

Decrease in cash and cash equivalents	(2,741)

Cash and cash equivalents, beginning of period	268,711

Cash and cash equivalents, end of period	$265,970

Supplemental disclosure of cash flow information:
Cash paid for interest	$2,859

The accompanying notes are an integral part of these unaudited consolidated financial statements.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

UNAUDITED SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES

COLLECTED, RECEIVED, DUE OR WITHHELD

MONTH ENDED JULY 31, 2003

(in thousands)

Payroll Taxes:
Gross wages and salaries paid or incurred	$19,040

Payroll taxes withheld	$3,758
Employer Payroll tax contributions incurred	1,217
Total payroll taxes	$4,975

Amount of payroll tax remitted to taxing agency	$4,975

Date(s) remitted to taxing agency	various dates during July 2003

Sales Taxes:
Gross taxable sales	$25,992
Sales taxes collected	1,015

Amount of sales tax remitted to taxing agency	1,015

Date(s) remitted to taxing agency	various dates during August 2003

Property taxes paid	$—

Other taxes paid	$4,388

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES

(DEBTORS-IN-POSSESSION)

NOTES TO UNAUDITED CONSOLIDATED MONTHLY OPERATING REPORT

FOR THE MONTH ENDED JULY 31, 2003

(dollars in thousands)

1.  General:

Allegiance Telecom, Inc. is a facilities-based national local exchange carrier that provides integrated telecommunications services to business, government and other institutional users in major metropolitan areas across the United States of America and it is focused primarily on small to medium-sized businesses. Allegiance Telecom, Inc. was incorporated on April 22, 1997, as a Delaware corporation, and it and its subsidiaries are generally referred to herein as the “Company.”

The Company offers services in 36 of the largest metropolitan areas in the United States of America as follows: Atlanta, Austin, Baltimore, Boston, Chicago, Cleveland, Dallas, Denver, Detroit, Fort Lauderdale, Fort Worth, Houston, Long Island, Los Angeles, Miami, Minneapolis/St. Paul, New York City, Northern New Jersey, Oakland, Ontario/Riverside, Orange County, Philadelphia, Phoenix, Pittsburgh, Portland, Sacramento, St. Louis, San Antonio, San Diego, San Francisco, San Jose, Seattle, Tampa, Washington, D.C., West Palm Beach/Boca Raton and White Plains.

Voluntary Bankruptcy Filing.  On May 14, 2003 (the “Commencement Date”), Allegiance Telecom, Inc. and all of its direct and indirect wholly owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) in order to facilitate the restructuring of the Company’s debt, trade liabilities and other obligations. The Company is currently operating as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure and applicable court orders. In general, as a debtor-in-possession, the Company is authorized under Chapter 11 to continue to operate as an ongoing business, but may not engage in transactions outside the ordinary course of business without the prior approval of the Bankruptcy Court.

Under Section 362 of the Bankruptcy Code, the filing of a bankruptcy petition automatically stays most actions against the Company, including most actions to collect pre-petition indebtedness or to exercise control of the property of the Company’s estate. Absent an order of the Bankruptcy Court, substantially all pre-petition liabilities will addressed under a plan of reorganization.

Under Section 365 of the Bankruptcy Code, the Company may assume or reject certain executory contracts and unexpired leases, including leases of real property, subject to the approval of the Bankruptcy Court and certain other conditions. In general, rejection of an unexpired lease or executory contract is treated as a pre-petition breach of the lease or contract. Counterparties to these rejected contracts or leases may file proofs of claim against the Company’s estate for damages relating to such breaches. The Company cannot presently determine with certainty the ultimate aggregate liability which will result from the filing of claims related to such contracts that have been or may be rejected.

The United States Trustee for the Southern District of New York has appointed an official committee of unsecured creditors (the “Creditors’ Committee”). The Creditors’ Committee and its legal representatives have a right to be heard on all matters that come before the Bankruptcy Court.  The rights and claims of various creditors and security holders will be determined by a plan of reorganization that is confirmed by the Bankruptcy Court. Under the priority rules established by the Bankruptcy Code, certain post-petition liabilities and certain pre-petition liabilities (e.g. senior secured debt) are given priority over unsecured pre-petition indebtedness and need to be satisfied before unsecured creditors or stockholders are entitled to any distribution. Any Chapter 11 plan filed by the Company may provide that unsecured creditors of subsidiaries of Allegiance Telecom, Inc. will need to be satisfied before any distribution to the unsecured creditors or stockholders of Allegiance Telecom, Inc. As a result, a plan of reorganization could result in holders of the Company’s common stock and Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 receiving little or no value as part of the plan of reorganization.

In order to exit Chapter 11 successfully, the Company will need to propose and obtain confirmation by the Bankruptcy Court of a plan of reorganization that satisfies the requirements of the Bankruptcy Code. As provided by the Bankruptcy Code, the Company initially has the exclusive right to solicit a plan of reorganization for 120 days from the Commencement Date, which expires September 11, 2003.  There can be no assurances that the Bankruptcy Court will extend the exclusivity period beyond that date.  In addition, the bar date has not yet been set. At this time, it is not possible to predict accurately the effect of the Chapter 11 reorganization process on the Company’s business, creditors or stockholders or when the Company may emerge from Chapter 11. The Company’s future results depend on the timely and successful confirmation and implementation of a plan of reorganization.

2.  Basis of Presentation

The Operating Report is in a format prescribed by the applicable bankruptcy laws.  The Company cautions readers not to place undue reliance upon the information contained in the Operating Report.  The information in the Operating Report has been prepared in accordance with accounting standards generally accepted in the United States of America for interim reporting. Certain information and footnote disclosures required by accounting principles generally accepted in the United States of America have been condensed or omitted for purposes of this Operating Report. There can be no assurance that the Operating Report is complete, and the Company undertakes no obligation to update or revise this Report.  The Operating Report has not been audited or reviewed by independent accountants.

The unaudited information in the Operating Report is subject to further review and potential adjustments and is not necessarily indicative of the results that may be expected for the quarter ending September 30, 2003 or the year ending December 31, 2003.  In addition, the Operating Report contains information for periods, which may be shorter or otherwise different from those contained in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended. Accordingly, the substance and format of the Operating Report does not allow for meaningful comparison with the Company’s regular publicly disclosed consolidated financial statements. Results set forth in the Operating Report should not be viewed as indicative of future results.

The unaudited consolidated financial statements contained herein have been prepared in accordance with generally accepted accounting principles applicable to a going concern, and do not purport to reflect or to provide all of the possible consequences of the ongoing Chapter 11 reorganization cases. Specifically, the unaudited consolidated financial statements do not present the amount which will ultimately be paid to settle liabilities and contingencies which may be required in the Chapter 11 reorganization. The Company has not filed a plan of reorganization as of this date, but currently expects to file one in the near term. The plan of reorganization, when filed is subject to the acceptance by the required creditors and approval by the Bankruptcy Court.

Because of the ongoing nature of the reorganization cases, the outcome of which is not presently determinable, the unaudited consolidated financial statements contained herein are subject to material uncertainties and may not be indicative of the results of the Company’s future operations or financial position. No assurance can be given that the Company will be successful in reorganizing its affairs within the Chapter 11 bankruptcy proceedings.

As a result of the items discussed above, there is substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent upon, but not limited to, formulation, approval, and confirmation of a plan of reorganization and the ability to obtain positive results of operations. The Operating Report does not include any adjustments to the recorded amounts or reflect any amounts that may be ultimately paid to settle liabilities and contingencies which may be required in the Chapter 11 reorganization or the effect of any changes, which may be made in connection with the Company’s operations resulting from a plan of reorganization.

Statement of Position 90-7.  The consolidated monthly operating report has been prepared in accordance with the provisions of the American Institute of Certified Public Accountants Statement of Position 90-7 “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”). Pursuant to SOP 90-7, the Company’s pre-petition liabilities that are subject to compromise are reported separately on the balance sheet as an estimate of the amount that will ultimately be allowed by the Bankruptcy Court.

Pursuant to SOP 90-7, an objective of financial statements issued by an entity in Chapter 11 is to reflect its financial evolution during the proceeding.  For that purpose, the financial statements for periods including and subsequent to filing the Chapter 11 petition should distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business.  Certain expenses, realized gains and losses and provisions for losses not directly related to ongoing operations are reflected separately in the consolidated statement of operations as reorganization items.

Additionally, pre-petition debt that is subject to compromise must be recorded at the allowed claim amount, which generally results in the write-off of any deferred financing amounts associated with the debt.  No claims relating to pre-petition debt have been allowed by the Bankruptcy Court as of the date of this Operating Report.  As a result, pre-petition debt subject to compromise is recorded at pre-petition value.

Certain pre-petition debt that is classified as subject to compromise, specifically the senior secured credit facilities, continues to accrue interest. Interest on the remaining pre-petition debt that is subject to compromise ceased to accrue on the Commencement Date. On June 23, 2003, the Company received final Bankruptcy Court approval for the use of its cash collateral under a Final Order Authorizing Use of Cash Collateral by Consent (the “Final Cash Collateral Order”). The Final Cash Collateral Order among other things: (1) restricts the Company’s use of cash, (2) requires the Company to prepare and follow a budget and maintain a minimum weekly cash balance, and (3) requires the Company to provide certain financial, operational and other information to its senior lenders and the Creditors’ Committee. Under this Final Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit agreement.

The Company has not completed the process of reconciling its pre- and post-petition liabilities, and the amounts are subject to reclassification in future consolidated monthly operating reports.

Consolidation.  The accompanying financial statements include the accounts of Allegiance Telecom, Inc. and all of its subsidiaries. All significant intercompany balances and transactions have been eliminated.

3.  Summary of Significant Accounting Policies:

Cash and Cash Equivalents.  The Company includes as cash and cash equivalents, cash, marketable securities and money market funds with maturities of three months or less at the date of purchase.

Short-Term Investments.  Short-term investments consist primarily of investments with original maturities between three and twelve months at the date of purchase. Such short-term investments are carried at their accreted value, which approximates fair value. Short-term investments are held to maturity.

Prepaid Expenses and Other Current Assets.  Prepaid expenses and other current assets consist of prepaid services, prepaid rent, prepaid insurance and refundable deposits. Prepayments are expensed on a straight-line basis over the corresponding life of the underlying agreements.

Financial Instruments.  The carrying value of the Company’s cash, short-term investments, accounts receivable and accounts payable approximates their fair value. At July 31,  2003, the Company’s Series B 11 3/4% notes due 2008, 12 7/8% senior notes due 2008 and senior secured credit facilities were all trading at values below their carrying value. The carrying value of these debt instruments in the Company’s consolidated financial statements is significantly higher than their fair value.

Property and Equipment.  Property and equipment includes network equipment, land, leasehold improvements, software, office equipment, furniture and fixtures and construction-in-progress. These assets are stated at cost, which includes direct costs and capitalized interest and are depreciated over their respective useful lives using the straight-line method. Repair and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets.  The Company reviews the carrying values of property and equipment and intangible assets for impairment whenever current events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If impairment indicators are present, the Company analyzes the projected undiscounted cash flows associated with property and equipment and intangible assets to determine the fair value of these assets. If the assets are determined to be impaired, a loss is recorded in the amount that the carrying value of the assets exceeds their fair value.

The Company considered the bankruptcy filing on May 14, 2003 a triggering event which required that the Company’s long-lived assets to be evaluated for impairment. Based on management’s best estimate of the future cash flows of the Company, it has been determined that the undiscounted cash flows generated from the Company’s assets are sufficient to recover their current carrying value. These cash flows are based on numerous assumptions, including, among other things, the achievement of certain operating results and cost reductions.

Under accounting guidelines commonly referred to as “fresh start”, the fair value of all assets of the Company will be estimated as it emerges from bankruptcy in conformity with accounting principles generally accepted in the United States of America, specifically by Financial Accounting Standards Board in Statement of Financial Accounting Standards No. 141 “Business Combinations”. Under fresh start accounting, an enterprise value will be determined based on a plan of reorganization for the Company and will be used to determine the fair value of all the Company’s assets and liabilities. The assumptions in the plan of reorganization may vary from the assumptions used by the Company to evaluate impairment of long-lived assets, therefore the fair values assigned to the assets upon emergence may be different than the carrying values reflected in this Operating Report. As a result, an adjustment to the fair value of long-lived assets may be required.

Deferred Debt Issuance Costs.  Deferred debt issuance costs include costs incurred by the Company in raising debt proceeds. These costs were being amortized to interest expense over the life of the related debt before the Commencement Date. In accordance with SOP 90-7, the Company stopped recording interest expense on the Company’s Series B 11 3/4% notes due 2008 and 12 7/8% senior notes due 2008 as of the Commencement Date.  Accordingly, the deferred debt issuance costs related to this debt is no longer being amortized.  Under the Final Cash Collateral Order, the Company is required to continue incurring and paying interest under its senior secured credit facilities.  Accordingly, the deferred debt issuance costs related to the senior secured credit facilities continue to be amortized to interest expense over the life of the debt.

Intangible Assets.  Intangible assets are included in other assets and consist primarily of acquired customer lists with definite useful lives. These intangible assets are amortized on a straight-line basis over their estimated useful lives, generally ranging from one to three years.

Restricted Investments.  Long-term restricted investments include certificates of deposit held as collateral for letters of credit issued on behalf of the Company.

Revenue Recognition.  Revenues for voice, data and other services to end users are recognized in the month in which the service is provided. Amounts invoiced and collected in advance of services provided are recorded as deferred revenue and are recognized as revenue over the period that the services are provided. Revenues for carrier interconnection, access and reciprocal compensation are recognized in the month in which the service is provided, except when realization of these revenues is not probable. The ability of competitive local exchange carriers (such as the Company) to earn local reciprocal compensation revenues and access revenues is the subject of numerous regulatory and legal challenges. Until these issues are ultimately resolved, the Company’s policy is to recognize this revenue only when realization is probable.

For customer premise equipment sales and installation contracts, revenue is recognized using the percentage-of-completion method, based on the percentage which incurred contract costs to date bear to total estimated contract costs after giving effect to the most recent estimates of total cost. Risks relating to delivery, usage, productivity and other factors are considered in the estimation process. The effect of changes to total estimated contract revenue and costs is recognized in the period such changes are determined. Provisions for estimated losses on individual contracts are made in the period in which the loss first becomes apparent.

Network Expenses.  Network expense is recognized in the month in which the service is utilized. Accruals for unbilled leased network facilities, network access charges, and equipment colocation charges are based on circuit counts, estimated usage, and active colocation sites. Additionally, accrued network expense includes charges invoiced by carriers which are probable network expenses but have not yet been paid due to rate or volume disputes with other carriers. Network expenses do not include an allocation of depreciation or amortization expense.

Stock-Based Compensation.  The Company has three stock-based compensation plans, the 1997 Nonqualified Stock Option Plan, the 1998 Stock Incentive Plan and the Employee Stock Discount Purchase Plan. The Company applies the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” and the related interpretations in accounting for the Company’s plans. Fixed stock option awards with pro-rata vesting are recognized as expense using the straight-line method over the vesting period.

Treasury Stock.  Treasury stock transactions are accounted for using the cost method.

Income Taxes.  Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting.  The Company operates its business as a single segment, providing integrated telecommunications services. This segment includes all services offered by the Company, including local voice service, long distance service, data services, and customer premise equipment sales and maintenance services. These services have similar network operations and are sold through similar sales channels to the same targeted customer base. The Company manages these services as a single segment and prepares and reviews financial results on this single segment.

Use of Estimates in Financial Statements.  The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The Company continually evaluates its estimates, including those related to revenue recognition, accounts receivable, network expenses and impairment of long-lived assets. The Company bases its estimates on historical experience and on other relevant assumptions that are believed to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Recent Accounting Pronouncements.  In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement addresses financial accounting and reporting for costs associated with exit or disposal activities. Adoption of this statement is required for exit or disposal activities initiated after December 31, 2002, with early application encouraged. The adoption of this statement is did not have a material effect on the financial condition or results of operations of the Company.

In November 2002, the Financial Accounting Standards Board’s Emerging Issues Task Force reached a consensus on EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of EITF Issue No. 00-21 will apply to revenue arrangements entered into in fiscal periods beginning after June 15, 2003. The Company does not expect EITF Issue No. 00-21 to have a material effect on its financial condition or results of operations.

In May 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.”  This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003.  The adoption of this statement did not have a material effect on its financial condition or results of operations.

4.  Insurance and Taxes

All insurance policies, including workers’ compensation and disability insurance, and all post-petition taxes due are fully paid for the current reporting period.

5.  Notes Payable

Notes payable at July 31, 2003, consisted of the following:

Series B 11 3/4% notes, face amount $445,000 due February 15, 2008; effective interest rate of 12.21%; at accreted value	$440,489
12 7/8% senior notes, face amount $205,000 due May 15, 2008; effective interest rate of 13.24%; at accreted value	202,354
$642,843

6.  Funding Under Senior Secured Credit Facilities

In June 2002, the Company requested a draw of the remaining $150,000 available under its senior secured credit facilities, however, as of June 30, 2003 it had received only $135,300 of the $150,000, with 3 of the 26 banks in the bank syndicate refusing to fund the request. On July 15, 2003, the Company entered into a settlement agreement with Bayerische Hypo-und Vereinsbank and Bank Austria Creditanstalt Corporate Finance, Inc. (collectively, the “Banks”) regarding these funding disputes.  On July 29, 2003, the Bankruptcy Court approved this settlement agreement.  On July 31, 2003, the Banks delivered the “net funding obligation” to the Company required under this settlement agreement in the amount of $7,414.

ALLEGIANCE TELECOM, INC. AND SUBSIDIARIES
(DEBTORS-IN-POSSESSION)
DETAIL OF DISBURSEMENTS BY DEBTOR ENTITY
(in thousands)

Debtor Name	Case Number	July 1 to July 31, 2003
Allegiance Telecom, Inc.	03-13057	$62
Adgrafix Corporation	03-13060	55
ALGX Business Internet, Inc.	03-13061	955
Allegiance Internet, Inc.	03-13062	8,072
Allegiance Telecom Company Worldwide	03-13064	2,542
Allegiance Telecom International, Inc.	03-13066	—
Allegiance Telecom of Arizona, Inc.	03-13067	622
Allegiance Telecom of California, Inc.	03-13069	6,420
Allegiance Telecom of Colorado, Inc.	03-13070	1,102
Allegiance Telecom of Florida, Inc.	03-13073	1,669
Allegiance Telecom of Georgia, Inc.	03-13074	829
Allegiance Telecom of Illinois, Inc.	03-13075	1,664
Allegiance Telecom of Indiana, Inc.	03-13076	—
Allegiance Telecom of Maryland, Inc.	03-13077	746
Allegiance Telecom of Massachusetts, Inc.	03-13078	427
Allegiance Telecom of Michigan, Inc.	03-13079	519
Allegiance Telecom of Minnesota, Inc.	03-13080	589
Allegiance Telecom of Missouri, Inc.	03-13081	680
Allegiance Telecom of Nevada, Inc.	03-13082	—
Allegiance Telecom of New Jersey, Inc.	03-13084	951
Allegiance Telecom of New York, Inc.	03-13055	1,440
Allegiance Telecom of North Carolina, Inc.	03-13085	—
Allegiance Telecom of Ohio, Inc.	03-13088	476
Allegiance Telecom of Oklahoma, Inc.	03-13090	—
Allegiance Telecom of Oregon, Inc.	03-13092	345
Allegiance Telecom of Pennsylvania, Inc.	03-13093	1,650
Allegiance Telecom of Texas, Inc.	03-13095	3,889
Allegiance Telecom of the District of Columbia, Inc.	03-13097	1,965
Allegiance Telecom of Virginia, Inc.	03-13098	105
Allegiance Telecom of Washington, Inc.	03-13099	1,006
Allegiance Telecom of Wisconsin, Inc.	03-13100	—
Allegiance Telecom Purchasing Company	03-13101	314
Allegiance Telecom Service Corporation	03-13103	24,842
Coast to Coast Telecommunications, Inc.	03-13104	281
Hosting.com, Inc.	03-13105	120
InterAccess Telecommunications Co.	03-13106	—
Jump.Net, Inc.	03-13107	10
Shared Technologies Allegiance, Inc.	03-13108	6,675
Virtualis Systems, Inc.	03-13109	19

TOTAL		$71,041